EXHIBIT 99.1


                                [SIX FLAGS LOGO]


                       SIX FLAGS PROVIDES OUTLOOK FOR 2008
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New York, NY - March 10, 2008 - Following this morning's release of results for the quarter and year ended December 31, 2007, Mark Shapiro, President and CEO of Six Flags, Inc. (NYSE: SIX) and Jeffrey R. Speed, Executive Vice President and CFO, hosted a webcast conference call to discuss the Company's results and provide an updated operational outlook for 2008.

"The Six Flags product and brand are re-emerging," Mr. Shapiro stated. "The season is underway and despite a tightening economy, we remain cautiously optimistic - first quarter attendance has good momentum; season pass sales are up strong double digits; our corporate sponsorship business continues to gain traction; and our strategic expansion into Dubai provides for yet another promising revenue stream."

Mr. Shapiro expanded on the Company's initiatives for 2008:

   o The Company is coming off a year of record per capita guest spending and guest satisfaction, driven by the implementation of the Company's new in-park strategy, which began in 2006, focusing on improving and diversifying the in-park entertainment experience.

   o The new attraction program for 2008 continues the strategy of diversifying and improving the product offering with eight coasters in eight parks and continued expansion of the Wiggles World and Thomas the Tank Engine franchises.

   o Additional guest spending growth is targeted for 2008; driven by upgrades of the in-park product offering and the continued roll-out of additional units of Papa John's (NASDAQ: PZZA), Johnny Rockets, and Cold Stone Creamery, as well as growth related to the Company's photography business operated by Kodak (NYSE: EK).

   o The Company's corporate sponsorship business combined with new international licensing opportunities is expected to provide excellent growth, with approximately $51 million of revenue targeted for 2008.

   o To facilitate sponsorship growth, the Company has been rapidly expanding its in-park signage, television and radio broadcasting to provide sponsors with a wide range of alternatives to reach potential customers.

   o International expansion will be driven by annual fees, beginning this year, from third-party developers for brand exclusivity, design and development services, and, upon park opening, licensing royalties.

   o The Company will continue to leverage its dynamic new venues for growth. In 2007, the Company acquired 40% of Dick Clark Productions, Inc., ("DCP"), the producer of television event programming such as the Golden Globe Awards, the American Music Awards and the Academy of Country Music Awards. Recently, Six Flags announced it would assume management oversight of DCP, exploiting logical synergies within its stable of parks to create a fully integrated entertainment and sponsorship platform. The Company expects that DCP will experience strong earnings growth over the next several years, while paying Six Flags an annual management fee.

   o Cash operating expenses are expected to decline by $55 million, reflecting reduced marketing and full-time labor costs, seasonal labor efficiencies from an automated labor scheduling system that the Company will expand throughout its parks, and the removal of inefficient rides and attractions.

   o Marketing efforts for 2008 will be more targeted and efficient through the use of increased online channels and less radio advertising, while concentrating media on the front end of the season. Additionally, the Company intends to capitalize on its ever-increasing database of customers, established in 2006.

   o The risk to the Company from an economic slowdown is difficult to determine, but certain factors give rise to cautious optimism. First, historically the Company's business has been relatively stable during recessionary periods. Second, as a result of the increased appeal of its parks, the Company is poised to benefit from families who will likely stay closer to home and seek affordable entertainment options. Finally, the income tax rebates due to arrive in May should provide an economic stimulus that directly benefits the Company's business.

In his discussion, Mr. Speed spoke to the prospects for the Company to achieve positive free cash flow.(1) For 2008, with attendance flat at 24.9 million, the Company would generate Adjusted EBITDA of approximately $270 million and be within $25 million of achieving positive free cash flow, assuming the following:

      -   Increased per capita guest spending of $10 million;
      -   Sponsorship and international licensing growth of $13 million;
      - Full-year benefit of DCP and Discovery Kingdom investments of $7 million;
      -   Cash operating expense savings of $50 million;
      -   Reduced capital expenses to $100 million; and
      -   Cash interest, dividends and taxes of $195 million

With regard to the Company's ability to achieve positive free cash flow in 2008, Mr. Speed stated: "Through increased guest spending and new high margin revenue streams, combined with meaningful cost and capital expense efficiencies, we have positioned the Company to generate positive free cash flow for the first time in its history."

Investor Day

Mr. Speed also reminded investors and analysts that the company plans on hosting an Investor Day on April 29, 2008 at Six Flags Great Adventure in Jackson, New Jersey. Interested investors and analysts can sign up to receive information at www.sixflags.com/investors.

About Six Flags

Six Flags, Inc. is the world's largest regional theme park company with 21 parks across the United States, Mexico and Canada. Founded in 1961, Six Flags has provided world class entertainment for millions of families with cutting edge, record-shattering roller coasters and appointment programming with events like the popular Thursday and Sunday Night Concert Series. Now 47 years strong, Six Flags is recognized as the preeminent thrill innovator while reaching to all demographics - families, teens, tweens and thrill seekers alike - with themed attractions based on the Looney Tunes characters, the Justice League of America, skateboarding legend Tony Hawk, The Wiggles and Thomas the Tank Engine. Six Flags, Inc. is a publicly-traded corporation (NYSE:SIX) headquartered in New York City.

Forward Looking Statements:
The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, Six Flags' success in implementing its new business strategy. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risk of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2006, which is available free of charge on Six Flags' website http://www.sixflags.com.

                                      # # #

Media Contact: Sandra Daniels - (212) 652-9360
Investor Relations: William Schmitt - (203) 682-8200


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(1) Free cash flow, a non-GAAP measure, is defined as Adjusted EBITDA (also a non-GAAP measure) less capital expenditures, cash interest, dividends, and cash paid for debt issuance costs and taxes. A reconciliation of the 2008 pro forma free cash flow estimate discussed herein to the Company's 2007 Adjusted EBITDA is posted on the Company's website at http://www.sixflags.com.